Exhibit 99.1
8x8, Inc. Announces Third Quarter Fiscal Year 2026 Financial Results
Record service revenue of $179.7 million
Strong year-over-year growth in revenue from usage-based offerings, including AI-based solutions
20th consecutive quarter of positive cash flow from operations
CAMPBELL, Calif., February 3, 2026 – 8x8, Inc. (NASDAQ: EGHT), a leading global business communications platform provider, today reported financial results for the third quarter of fiscal year 2026 ended December 31, 2025.
“Our third quarter results reflect continued progress as our strategic investments translated into improving execution across the business," said Samuel Wilson, Chief Executive Officer at 8x8, Inc. "We delivered another quarter of year-over-year revenue growth and solid cash flow performance, while seeing increased customer interest in our new products and AI capabilities. 8x8 Engage continues to gain traction as customers extend communications capabilities to more frontline and customer-facing teams.
“Across the industry, AI is reshaping how organizations think about customer engagement. Voice continues to be the preferred way to communicate when interactions are complex, time-sensitive, or high value. At the same time, digital channels are playing an increasingly important role as customers expect faster, more flexible ways to connect. As these engagement models evolve alongside greater emphasis on security, privacy, and vendor consolidation, 8x8 is well positioned with a unified, secure platform designed to help organizations simplify their environments and modernize with confidence,” Wilson added.
Third Quarter Fiscal Year 2026 Financial Results:
•Total revenue of $185.1 million, compared to $178.9 million in the third quarter of fiscal 2025.
•Service revenue of $179.7 million, compared to $173.5 million in the third quarter of fiscal 2025.
•GAAP operating income was $9.7 million, compared to GAAP operating income of $9.0 million in the third quarter of fiscal 2025.
•Non-GAAP operating profit was $21.7 million, compared to non-GAAP operating profit of $19.1 million in the third quarter of fiscal 2025.
•GAAP net income was $5.1 million, compared to GAAP net income of $3.0 million in the third quarter of fiscal 2025.
•Non-GAAP net income was $17.1 million, compared to non-GAAP net income of $14.5 million in the third quarter of fiscal 2025.
•Adjusted EBITDA was $26.3 million, compared to Adjusted EBITDA of $23.9 million in the third quarter of fiscal 2025.
•Cash flow from operations of $20.7 million, compared to cash flow from operations of $27.2 million in the third quarter of fiscal 2025.
•Ending cash and equivalents, including restricted cash, of $88.2 million reflected voluntary pre-payment of $5 million of principal on the Company's 2024 Term Loan. The Company has repaid a total of $224 million of debt, reducing total debt outstanding by 41% since August 2022.
A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to non-GAAP measures is included in the supplemental reconciliation at the end of this release.
Recent Business Highlights:
Innovation on the 8x8 Platform for CX
8x8 continued to advance the 8x8 Platform for CX with new capabilities that strengthen collaboration, streamline omnichannel engagement, and simplify operations for global enterprises. Recent innovations include:
•Integrated Workforce Management: The Company introduced Workforce Management (WFM) as a standard capability in every 8x8 Contact Center seat at no extra cost, enabling organizations to forecast, schedule, and staff more efficiently, simplifying operations for businesses of all sizes.
•8x8 Retail Nationwide, Purpose-Built for Frontline Retail: Integrated with Mobile Device Management (MDM) for secure, large-scale device management, 8x8 Retail Nationwide supports shared handhelds for fast onboarding, and enables centralized remote configuration and control across connected stores, HQ, and warehouses. It expands the Company's retail portfolio alongside 8x8 Social Connect, 8x8 Aftersale Assist, and 8x8 Sales Assist.

•Customer 360 Enhances Agent Productivity and CX: Customer 360 transforms 8x8 Agent Workspace into a unified customer intelligence hub. Agents gain immediate access to interaction history, profile details, and AI-driven insights like sentiment and topic detection, enabling faster, more informed service without switching tools.
•Scalable, Controlled Large-Scale Meetings on 8x8 Work: New meeting controls in 8x8 Work support large virtual events, allowing presenters to manage speakers and promote attendees in real time, which are ideal for town halls and webinars.
•Accessible, Streamlined Navigation in 8x8 Work: The new Web Content Accessibility Guidelines (WCAG)-compliant Site Map ensures inclusive, one-click access to all features, helping users quickly find tools and navigate the platform efficiently.
•Smarter Ring Group Availability in 8x8 Work: Self-service ring group management gives users more control over interruptions, while real-time analytics help teams optimize coverage and improve responsiveness.
•Real-Time User Status Reporting: The new User Status report in 8x8 Work delivers live availability data, helping managers make informed staffing decisions and adapt to changing demand.
•Native Mitel Support Simplifies Cloud Migration: Native Session Initiation Protocol (SIP) support for Mitel desk phones, helps enterprises preserve hardware, cut costs, and speed cloud adoption. This integration delivers high-quality voice services, faster deployment, and seamless access to the 8x8 Platform for CX, ideal for hybrid and regulated environments.
•New Privacy Standard Enhances Cloud Trust: The adoption of ISO/IEC 27018 strengthens personal data protection across the 8x8 Platform for CX. This new certification helps customers reduce compliance risk, accelerate vendor approvals, and trust that privacy is built into every part of their communications.
Together, these innovations reflect 8x8's focus on unifying customer and employee experiences through intelligent, secure, and connected communication, empowering organizations to engage more effectively, operate more efficiently, and deliver better outcomes across every interaction.
Recognition and Awards
•Chief Marketing Officer Bruno Bertini won Platinum in the Pinnacle Business Awards in the category of Executive Leadership.
•8x8 was recognized as a Major Player in the IDC MarketScape: Worldwide AI-Enabled Contact Center Workforce Engagement Management 2025–2026 Vendor Assessment.
•Won Gold in the User Experience Design (UX) – Business category at the 2025 London Design Awards for 8x8 Engage.
These accolades reflect 8x8's continued commitment to innovation, operational excellence, and helping organizations around the world deliver exceptional customer and employee experiences.
Fourth Quarter and Updated Fiscal Year 2026 Financial Outlook:
Management provides expected ranges for total revenue, service revenue, non-GAAP operating margin, non-GAAP net income per share, diluted, and cash flow from operations based on its evaluation of the current business environment. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.
"Our third quarter performance reflected improved execution across revenue, non-GAAP operating margin, and cash flow, enabling us to raise our guidance for the fourth quarter and the full fiscal year,” said Kevin Kraus, Chief Financial Officer of 8x8. “This momentum is supported by disciplined cost management, ongoing deleveraging, and a continued focus on generating durable profitability and cash flow.”
Fourth Quarter Fiscal Year 2026 Ending March 31, 2026
•Service revenue in the range of $173.5 million to $178.5 million.
•Total revenue in the range of $178.5 million to $183.5 million.
•Non-GAAP gross margin in the range of approximately 64% to 65%.
•Non-GAAP operating margin in the range of approximately 8.5% to 9.5%.
•Interest expense of approximately $4.0 million.
•Cash interest of approximately $6.1 million.

•Non-GAAP net income per share, diluted, in the range of $0.07 to $0.08, based on a fully-diluted weighted-average share count of approximately 145 million shares.
•Cash flow from operations in the range of $1 million to $4 million.
Fiscal Year 2026 Ending March 31, 2026
•Service revenue in the range of $708.6 million to $713.6 million.
•Total revenue in the range of $729.0 million to $734.0 million.
•Non-GAAP gross margin in the range of 65% to 66%.
•Non-GAAP operating margin is projected between 9.5% and 10.0%.
•Non-GAAP net income per share, diluted, in the range of $0.36 to $0.37, based on a fully-diluted weighted-average share count of approximately 142 million shares.
•Cash flow from operations in the range of $42 million to $45 million.
The Company does not reconcile its forward-looking estimates of non-GAAP operating margin to the corresponding GAAP measure of GAAP operating margin or non-GAAP net income per share, basic and diluted, to the corresponding GAAP measure of GAAP net income (loss) per share due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses excluded by these metrics. For example, future hiring and employee turnover may not be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. The actual amounts of these excluded items could have a significant impact on the Company's GAAP operating margin and GAAP net income (loss) per share, basic and diluted. Accordingly, management believes that reconciliations of these forward-looking non-GAAP financial measures to their corresponding GAAP measures are not available without unreasonable effort. See the "Explanation of GAAP to Non-GAAP Reconciliation" below for the definition of non-GAAP operating margin and non-GAAP net income per share, basic and diluted.
All projections are on a non-GAAP basis. Additionally, our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we don't anticipate and may not achieve the desired outcome.
Conference Call & Supporting Materials Information:
Management will host a conference call to discuss earnings results on February 3, 2026 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will last approximately 60 minutes. Participants may:
•Register to participate in the live call at https://register-conf.media-server.com/register/BI6ccc922365744b3487cf6a6c8de4a61d
•Access the live webcast and replay, as well as the CEO Letter and Financial Highlights from the Company’s investor relations Events page at https://investors.8x8.com/news-events/events-presentations.
Participants should plan to dial in or log on 10 minutes prior to the start time. The webcast will be archived on 8x8's website for a period of at least 30 days. For additional information, visit https://www.investors.8x8.com/.
About 8x8 Inc.
8x8, Inc. (NASDAQ: EGHT) connects people and organizations through seamless communication on the industry's most integrated platform for Customer Experience—combining Contact Center, Unified Communication, and CPaaS solutions. The 8x8® Platform for CX integrates AI at every level to enable personalized customer journeys, drive operational excellence and insights, and facilitate team collaboration. We help customer experience and IT leaders around the world become the heartbeat of their organizations, empowering them to unlock the potential of every interaction. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, X, and Facebook.
Copyright 2026 8x8, Inc. 8x8 and associated brand assets are trademarks of 8x8, Inc. All rights reserved.
Forward-Looking Statements:
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to: changing industry trends; market opportunities; the potential success and impact of our investments in artificial intelligence technologies; our strategic transformation initiatives; our ability to drive increased platform and multi-product adoption; our ability to increase profitability and cash flow; our position in the market and pace of our innovation; and our financial outlook, revenue growth, and profitability.
You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers; ongoing volatility and conflict in the political environment; general inflationary pressures; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces, as well as our competitors' use of AI, in which we compete, may change in ways we are not anticipating; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; and our investments in new products and our acquisitions and potential acquisitions may not result in meeting our revenue or operating margin targets we forecast in our guidance, for a particular quarter or for the full fiscal year. Our increased emphasis on profitability and cash flow generation may not be successful; and the reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we do not anticipate and may not achieve the desired outcome.
For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Explanation of GAAP to Non-GAAP Reconciliation
The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.
These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:
Non-GAAP Costs of Revenue, Costs of Service Revenue and Costs of Other Revenue
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of intangible assets, stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract exit costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract exit costs.
Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Total Revenue Gross Margin
Non-GAAP Service Revenue Gross Profit and Margin as a percentage of Service Revenue and Non-GAAP Other Revenue Gross Profit and Margin as a percentage of Other Revenue are computed as Service Revenue less Non-GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Total Revenue Gross Profit and Margin as a percentage of Total Revenue is computed as Total Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue divided by Total Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue, as well as the Company's Service, Other and Total Revenue Gross Margin performance compared to prior periods and trends.
Non-GAAP Operating Profit and Non-GAAP Operating Margin
Non-GAAP Operating Profit excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance, transition and contract exit costs from Operating Profit. Non-GAAP Operating Margin is Non-GAAP Operating Profit divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.
Non-GAAP Net Income and Adjusted EBITDA
Non-GAAP Net Income excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract exit costs, amortization of debt discount and issuance cost, loss on debt extinguishment, gain or loss on remeasurement of warrants, and other income. Adjusted EBITDA excludes interest expense, provision for income taxes, depreciation, amortization of capitalized internal-use software costs, and other income, net from non-GAAP net income. Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.
Non-GAAP Net Income Per Share – Basic and Non-GAAP Net Income Per Share - Diluted
Non-GAAP Net Income Per Share – Basic is Non-GAAP Net Income divided by the weighted-average basic shares outstanding. Non-GAAP Net Income Per Share – Diluted is Non-GAAP Net Income divided by the weighted-average diluted shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as their inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP net income performance as reflected in a per share calculation as ways of measuring performance by ownership in the Company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.
Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance, transition and contract exit costs include employee termination benefits, executive severance agreements, and cancellation of certain contracts. Debt amortization expenses relate to the non-cash accretion of the debt discount.
8x8, Inc.
Media:
PR@8x8.com
Investor Relations:
Investor.relations@8x8.com

8X8, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited, in thousands except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Service revenue	$179,682	$173,459	$535,084	$521,335
Other revenue	5,368	5,423	15,422	16,692
Total revenue	185,050	178,882	550,506	538,027
Cost of service revenue	59,515	50,529	171,036	150,276
Cost of other revenue	7,319	7,268	21,474	22,531
Total cost of revenue	66,834	57,797	192,510	172,807
Gross profit	118,216	121,085	357,996	365,220
Operating expenses:
Research and development	27,191	29,833	83,473	93,261
Sales and marketing	60,513	65,644	192,532	197,617
General and administrative	20,818	16,629	66,383	59,568
Total operating expenses	108,522	112,106	342,388	350,446
Income from operations	9,694	8,979	15,608	14,774
Interest expense	(4,587)	(5,842)	(13,397)	(23,703)
Other income (expense), net	511	793	1,343	(10,200)
Income (loss) before provision for income taxes	5,618	3,930	3,554	(19,129)
Provision for income taxes	528	908	2,012	2,682
Net income (loss)	$5,090	$3,022	$1,542	$(21,811)
Net income (loss) per share:
Basic	$0.04	$0.02	$0.01	$(0.17)
Diluted	$0.04	$0.02	$0.01	$(0.17)
Weighted average number of shares:
Basic	138,781	130,970	136,861	128,750
Diluted	142,926	135,742	141,346	128,750
Comprehensive income (loss)
Net income (loss)	$5,090	$3,022	$1,542	$(21,811)
Unrealized loss on investments in securities	—	—	—	(5)
Foreign currency translation adjustment	701	(9,321)	5,133	(1,312)
Comprehensive income (loss)	$5,791	$(6,299)	$6,675	$(23,128)

8X8, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands except per share amounts)

	December 31, 2025	March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$86,882	$88,050
Restricted cash	1,318	462
Accounts receivable, net	54,740	49,680
Deferred contract acquisition costs	26,131	30,935
Other current assets	34,809	34,739
Total current assets	203,880	203,866
Property and equipment, net	46,939	47,919
Operating lease, right-of-use assets	29,634	33,508
Intangible assets, net	57,386	67,949
Goodwill	274,004	271,530
Restricted cash, non-current	—	812
Deferred contract acquisition costs, non-current	37,009	44,239
Other assets, non-current	12,670	13,354
Total assets	$661,522	$683,177

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$36,004	$45,773
Accrued and other liabilities	69,850	63,025
Operating lease liabilities	10,574	11,102
Deferred revenue	36,813	37,751
Term loan, current	26,700	11,593
Total current liabilities	179,941	169,244
Operating lease liabilities, non-current	41,850	49,196
Deferred revenue, non-current	333	706
Convertible senior notes, non-current	199,598	198,790
Term loan	94,872	139,581
Other liabilities, non-current	2,070	3,456
Total liabilities	518,664	560,973
Stockholders' equity:
Preferred stock: $0.001 par value, 5,000 shares authorized, none issued and outstanding as of December 31, 2025 and March 31, 2025	—	—
Common stock: $0.001 par value, 300,000 shares authorized, 139,293 shares and 134,355 shares issued and outstanding as of December 31, 2025 and March 31, 2025, respectively	139	134
Additional paid-in capital	1,032,876	1,018,902
Accumulated other comprehensive loss	(3,978)	(9,111)
Accumulated deficit	(886,179)	(887,721)
Total stockholders' equity	142,858	122,204
Total liabilities and stockholders' equity	$661,522	$683,177

8X8, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$1,542	$(21,811)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	5,080	5,622
Amortization of intangible assets	10,587	15,296
Amortization of capitalized internal-use software costs	8,604	9,981
Amortization of debt discount and issuance costs	1,059	2,145
Amortization of deferred contract acquisition costs	25,291	28,981
Allowance for credit losses	(253)	1,425
Operating lease expense, net of accretion	8,244	8,907
Stock-based compensation expense	15,867	31,710
Loss on debt extinguishment	147	12,212
Gain on remeasurement of warrants	(603)	(1,197)
Other	(145)	855
Changes in assets and liabilities:
Accounts receivable, net	(3,483)	5,146
Deferred contract acquisition costs	(12,383)	(17,581)
Other current and non-current assets	(3,218)	(1,943)
Accounts payable and accruals	(13,198)	(19,181)
Deferred revenue	(1,738)	(2,886)
Net cash provided by operating activities	41,400	57,681
Cash flows from investing activities:
Purchases of property and equipment	(3,098)	(2,045)
Capitalized internal-use software costs	(9,714)	(8,462)
Purchase of cost investment	—	(771)
Maturities of investments	—	1,048
Net cash used in investing activities	(12,812)	(10,230)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	1,228	1,681
Payments for repurchases of common stock	(1,848)	—
Payments for debt issuance and amendment costs	(70)	(1,517)
Repayment of principal on term loan	(30,000)	(258,000)
Gross proceeds from term loan	—	200,000
Other financing activities	(1,153)	(1,261)
Net cash used in financing activities	(31,843)	(59,097)
Effect of exchange rate changes on cash	2,131	(450)
Net decrease in cash and cash equivalents	(1,124)	(12,096)
Cash, cash equivalents and restricted cash, beginning of period	89,324	116,723
Cash, cash equivalents and restricted cash, end of period	$88,200	$104,627

Supplemental disclosures of cash flow information:
Interest paid	$11,269	$19,517
Income taxes paid	$2,130	$3,094
Payables and accruals for property and equipment	$—	$2,861

8X8, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except per share amounts)

	Three Months Ended December 31,				Nine Months Ended December 31,
	2025		2024		2025		2024
Cost of Revenue:
GAAP cost of service revenue (as a percentage of service revenue)	$59,515	33.1%	$50,529	29.1%	$171,036	32.0%	$150,276	28.8%
Amortization of acquired intangible assets	(513)		(2,117)		(1,534)		(6,352)
Stock-based compensation expense and related employer payroll taxes	(417)		(857)		(1,475)		(3,695)
Legal and regulatory costs	—		55		—		55
Severance, transition and contract exit costs	(26)		3		(1,051)		(574)
Non-GAAP cost of service revenue (as a percentage of service revenue)	$58,559	32.6%	$47,613	27.4%	$166,976	31.2%	$139,710	26.8%
GAAP service revenue margin (as a percentage of service revenue)	$120,167	66.9%	$122,930	70.9%	$364,048	68.0%	$371,059	71.2%
Non-GAAP service revenue margin (as a percentage of service revenue)	$121,123	67.4%	$125,846	72.6%	$368,108	68.8%	$381,625	73.2%

GAAP cost of other revenue (as a percentage of other revenue)	$7,319	136.3%	$7,268	134.0%	$21,474	139.2%	$22,531	135.0%
Stock-based compensation expense and related employer payroll taxes	(82)		(272)		(318)		(995)
Legal and regulatory costs	—		62		—		62
Severance, transition and contract exit costs	(649)		(130)		(1,445)		(386)
Non-GAAP cost of other revenue (as a percentage of other revenue)	$6,588	122.7%	$6,928	127.8%	$19,711	127.8%	$21,212	127.1%
GAAP other revenue margin (as a percentage of other revenue)	$(1,951)	(36.3)%	$(1,845)	(34.0)%	$(6,052)	(39.2)%	$(5,839)	(35.0)%
Non-GAAP other revenue margin (as a percentage of other revenue)	$(1,220)	(22.7)%	$(1,505)	(27.8)%	$(4,289)	(27.8)%	$(4,520)	(27.1)%

GAAP gross margin (as a percentage of total revenue)	$118,216	63.9%	$121,085	67.7%	$357,996	65.0%	$365,220	67.9%
Non-GAAP gross margin (as a percentage of total revenue)	$119,903	64.8%	$124,341	69.5%	$363,819	66.1%	$377,105	70.1%

Operating Profit:
GAAP income from operations (as a percentage of total revenue)	$9,694	5.2%	$8,979	5.0%	$15,608	2.8%	$14,774	2.7%
Amortization of acquired intangible assets	3,584		5,098		10,587		15,296
Stock-based compensation expense and related employer payroll taxes	4,463		9,769		17,134		33,207
Acquisition and integration costs	196		244		196		560
Legal and regulatory costs(1)	927		(6,849)		2,479		(9,467)
Severance, transition and contract exit costs	2,795		1,847		9,312		6,366
Non-GAAP operating profit (as a percentage of total revenue)	$21,659	11.7%	$19,088	10.7%	$55,316	10.0%	$60,736	11.3%

Net Income (Loss):
GAAP net income (loss) (as a percentage of total revenue)	$5,090	2.8%	$3,022	1.7%	$1,542	0.3%	$(21,811)	(4.1)%
Amortization of acquired intangible assets	3,584		5,098		10,587		15,296
Stock-based compensation expense and related employer payroll taxes	4,463		9,769		17,134		33,207
Acquisition and integration costs	196		244		196		560
Legal and regulatory costs(1)	927		(6,849)		2,479		(9,467)
Severance, transition and contract exit costs	2,795		1,847		9,312		6,366
Amortization of debt discount and issuance costs	361		427		1,059		2,145
Loss on debt extinguishment	20		216		147		12,212
(Gain) loss on warrants remeasurement	(357)		813		(603)		(1,197)
Other income(2)	—		(116)		(926)		(348)
Income tax expense effects, net (3)	—		—		—		—
Non-GAAP net income (as a percentage of total revenue)	$17,079	9.2%	$14,471	8.1%	$40,927	7.4%	$36,963	6.9%
Interest expense(4)	4,226		5,415		13,264		21,558
Provision for income taxes	528		908		2,012		2,682
Depreciation	1,689		1,866		5,080		5,622
Amortization of capitalized internal-use software costs	2,919		2,959		8,604		9,981
Other income, net	(174)		(1,706)		(887)		(467)
Adjusted EBITDA (as a percentage of total revenue)	$26,267	14.2%	$23,913	13.4%	$69,000	12.5%	$76,339	14.2%

Shares used in computing net income (loss) per share amounts:
Basic	138,781		130,970		136,861		128,750
Diluted	142,926		135,742		141,346		131,744
GAAP net income (loss) per share - Basic	$0.04		$0.02		$0.01		$(0.17)
GAAP net income (loss) per share - Diluted	$0.04		$0.02		$0.01		$(0.17)
Non-GAAP net income per share - Basic	$0.12		$0.11		$0.30		$0.29
Non-GAAP net income per share - Diluted	$0.12		$0.11		$0.29		$0.28
(1)Amounts include an out-of-period adjustment associated with state and local taxes for the three and nine months ended December 31, 2024.
(2)Amount includes capitalized interest related to property, plant and equipment from general borrowing costs during the nine months ended December 31, 2025.
(3)Non-GAAP adjustments do not have a material impact on our federal income tax provision due to past non-GAAP losses.
(4)Amounts represent contractual interest expense related to our outstanding debt and does not include capitalized interest and amortization of debt discount and issuance costs.